UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b‑2  of the Securities Exchange Act of 1934 (§240.12b‑2  of this chapter).

Emerging growth company ☑

If an emerging growth company,  indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, Drs. M. James Barrett and John L. Magnani each notified the board of directors (the “Board”) of GlycoMimetics, Inc. (the “Registrant”) of their intent not to stand for re-election at the 2019 Annual Meeting of Stockholders to be held on May 17, 2019 (the “Annual Meeting”).  Dr. Barrett also announced his intent to resign as chairman of the Board, effective as of the conclusion of the Annual Meeting.  Mr. Timothy Pearson, a current member of the Board, will assume the role of chairman of the Board immediately after the effectiveness of Dr. Barrett’s resignation.  Drs. Barrett and Magnani have both served on the Registrant’s Board of Directors since its inception.  Dr. Magnani will continue in his role as the Registrant’s Senior Vice President, Research and Chief Scientific Officer. “On behalf of the Board and the entire GlycoMimetics team, we wish to thank Jim and John for their service and guidance on the Board over the years,” said Rachel King, Chief Executive Officer.

Following the Annual Meeting, the authorized size of the Board will be seven members. On March 1, 2019, the Board completed a process to reclassify the members of the Board into three classes of nearly equal size, following the contemplated resignations of Drs. Barrett and Magnani.  To effect this change, Mr. Scott Jackson resigned as a Class I director and was immediately reappointed to the Board as a Class II director, to stand for re-election at the Annual Meeting.  Mr. Jackson was also appointed as a member of both the Audit Committee and the Compensation Committee, in each case effective as of March 1, 2019.  Mr. Pearson notified the Board that, in connection with his appointment as the Chairman of the Board, he intends to resign from the Audit Committee effective upon the conclusion of the Annual Meeting.  Following the Annual Meeting, the Audit Committee will consist of Mr. Jackson, Mr. Daniel M. Junius (Committee Chair) and Ms. Patricia S. Andrews.

The Registrant and Mr. Jackson did not enter into any new plan, contract, arrangement or compensatory plan in connection with his resignation and reappointment, and there is no arrangement or understanding between Mr. Jackson and any other person pursuant to which he was appointed to serve as a Class II director.  Mr. Jackson’s resignation and reappointment were effected solely to reclassify the Board, and for all other purposes, Mr. Jackson’s service on the Board is deemed to have continued uninterrupted without any break in service.  Under the Company’s compensation policy for non-employee directors, Mr. Jackson will be entitled to receive an annual stock option grant following the Annual Meeting.

Item 7.01  Regulation FD Disclosure.

On March 5, 2019, the Company issued a press release announcing the changes on the Board of Directors as described in Item 5.02 above.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated March 5, 2019, “GlycoMimetics Announces Transition Plan For Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

By:	/s/ Brian M. Hahn
Date: March 5, 2019	Brian M. Hahn
Chief Financial Officer